Exhibit 99.1

PRESS RELEASE

ENERGY TRANSFER PARTNERS, L.P.

REPORTS RECORD FIRST QUARTER RESULTS

Dallas, Texas – January 9, 2006 – Energy Transfer Partners, L.P. (NYSE:ETP) reported record net income for the first quarter ended November 30, 2005 of $119.8 million, as compared to net income of $30.6 million for the first quarter ended November 30, 2004, an increase of $89.2 million or about 290%. EBITDA, as adjusted, for the first quarter of fiscal 2006 was $197.1 million versus the $69.7 million reported for the first quarter of fiscal 2005, an increase of $127.4 million or approximately 180%.

The first quarter results demonstrate the benefits from operating the various pipeline systems and storage facilities acquired as well as those pipelines constructed during the previous two years as a single system. The Partnership’s ability to access almost any major natural gas market in Texas gives the Partnership a competitive advantage in providing our customers with maximum flexibility for transporting their gas.

The Partnership has scheduled a conference call for 2:00 p.m. Central Standard Time, Tuesday, January 10, 2006 to discuss the fiscal 2006 first quarter results. The dial-in number is 800-288-8961; participant code: Energy Transfer Partners.

EBITDA, as adjusted, is a non-GAAP financial measure used by industry analysts, investors, lenders, and rating agencies to assess the financial performance and the operating results of the Partnership’s fundamental business activities. EBITDA, as adjusted, should not be considered in isolation or as a substitute for net income, income from operations, or other measures of cash flow. A table reconciling EBITDA, as adjusted, with appropriate GAAP financial measures is included in the notes to the consolidated financial statements included in this release.

Energy Transfer Partners, L.P. is a publicly traded partnership owning and operating a diversified portfolio of energy assets. The Partnership’s natural gas operations include approximately 11,700 miles of natural gas gathering and transportation pipelines, natural gas treating and processing assets located in Texas and Louisiana, and three natural gas storage facilities located in Texas. The Partnership is the fourth largest retail marketer of propane in the United States, serving more than 700,000 customers from 321 customer service locations in 34 states extending from coast to coast.

The information contained in this press release is available on the Partnership’s website at www.energytransfer.com. For more information, please contact H. Michael Krimbill, President and Chief Financial Officer, at 918-492-7272.

ENERGY TRANSFER PARTNERS, L.P. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except unit data)

	November 30, 2005	August 31, 2005
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$17,915 ,	$24,914 ,
Marketable securities	3,320	3,452
Accounts receivable, net of allowance for doubtful accounts	907,186	847,028
Accounts receivable from related companies	1,717	4,479
Inventories	582,015	302,893
Other current assets	274,031	275,254

Total current assets	1,786,184	1,458,020

PROPERTY, PLANT AND EQUIPMENT, net	2,525,297	2,440,565
INVESTMENT IN AFFILIATES	37,031	37,353
GOODWILL	324,911	324,019
INTANGIBLES AND OTHER ASSETS, net	147,925	166,949

Total assets	$4,821,348	$4,426,906

LIABILITIES AND PARTNERS’ CAPITAL

CURRENT LIABILITIES:
Working capital facility	$52,000	$17,026
Accounts payable	942,347	818,775
Accounts payable to related companies	418	1,073
Customer deposits	19,930	88,038
Price risk management liabilities	78,065	104,772
Accrued and other current liabilties	222,080	179,778
Income taxes payable	15,128	2,063
Deferred income taxes payable	6,390	—
Current maturities of long-term debt	39,402	39,349

Total current liabilities	1,375,760	1,250,874

LONG-TERM DEBT, less current maturities	1,785,865	1,675,705
LONG-TERM AFFILIATED PAYABLE	2,033	2,005
DEFERRED TAXES	111,604	111,185
OTHER NONCURRENT LIABILITIES	39,206	43,801
MINORITY INTERESTS	1,972	17,144

	3,316,440	3,100,714

COMMITMENTS AND CONTINGENCIES

PARTNERS’ CAPITAL:
Common Unitholders (106,894,514 and 106,889,904 units authorized, issued and outstanding at November 30, 2005 and August 31, 2005, respectively)	1,408,450	1,362,125
Class C Unitholders (1,000,000 units authorized, issued and outstanding at November 30, 2005 and August 31, 2005)	—	—
Class E Unitholders (8,853,832 authorized, issued and outstanding at November 30, 2005 and August 31, 2005 – held by subsidiary and reported as treasury units)	—	—
General Partner	55,508	49,384
Accumulated other comprehensive income (loss)	40,950	(85,317)

Total partners’ capital	1,504,908	1,326,192

Total liabilities and partners’ capital	$4,821,348	$4,426,906

ENERGY TRANSFER PARTNERS, L.P. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per unit and unit data)

	For the Three Months Ended November 30, 2005	For the Three Months Ended November 30, 2004
REVENUES:
Midstream and transportation and storage	$2,208,533	$693,686
Propane and other	208,087	170,512

Total revenues	2,416,620	864,198

COSTS AND EXPENSES:
Cost of products sold, midstream and transportation and storage	1,959,368	621,914
Cost of products sold, propane and other	131,259	105,991
Operating expenses	102,671	60,200
Depreciation and amortization	26,913	19,661
Selling, general and administrative	24,799	10,723

Total costs and expenses	2,245,010	818,489

OPERATING INCOME	171,610	45,709

OTHER INCOME (EXPENSE):
Interest expense	(28,393)	(17,331)
Equity in earnings (losses) of affiliates	(274)	36
Loss on disposal of assets	(128)	(91)
Other, net	959	134

INCOME FROM CONTINUING OPERATIONS BEFORE
MINORITY INTERESTS AND INCOME TAX EXPENSE	143,774	28,457

Minority interests	(1,555)	(158)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAX EXPENSE	142,219	28,299

Income tax expense	(22,411)	(1,032)

INCOME FROM CONTINUING OPERATIONS	119,808	27,267

INCOME FROM DISCONTINUED OPERATIONS	—	3,343

NET INCOME	119,808	30,610

GENERAL PARTNER’S INTEREST IN NET INCOME	20,483	6,089

LIMITED PARTNERS’ INTEREST IN NET INCOME	$99,325	$24,521

BASIC NET INCOME PER LIMITED PARTNER UNIT
Income from continuing operations	$0.76	$0.24
Income from discontinued operations	—	0.03

NET INCOME PER LIMITED PARTNER UNIT	$0.76	$0.27

BASIC AVERAGE NUMBER OF UNITS OUTSTANDING	106,894,514	89,243,910

DILUTED NET INCOME PER LIMITED PARTNER UNIT
Income from continuing operations	$0.76	$0.24
Income from discontinued operations	—	0.03

NET INCOME PER LIMITED PARTNER UNIT	$0.76	$0.27

DILUTED AVERAGE NUMBER OF UNITS OUTSTANDING	107,180,936	89,391,631

SUPPLEMENTAL INFORMATION: (unaudited)	For the Three Months Ended November 30, 2005	For the Three Months Ended November 30, 2004
Net income reconciliation:
Net income	$119,808	$30,610
Depreciation and amortization	26,913	19,661
Interest expense	28,393	17,331
Income tax expense on continuing operations	22,411	1,032
Non-cash compensation expense	447	402
Interest (income) and other, net	(959)	(29)
Depreciation, amortization, and interest of discontinued operations	—	608
Loss on disposal of assets	128	91

EBITDA, as adjusted (a)	$197,141	$69,706

	For the Three Months Ended November 30, 2005	For the Three Months Ended November 30, 2004
VOLUMES:
Midstream
Natural gas MMBtu/d – sold	1,527,391	1,215,791
NGLs Bbls/d – sold	10,217	9,638
Transportation and storage
Natural gas MMBtu/d – sold	1,551,365	—
Natural gas MMBtu/d – transported	4,465,189	2,400,989
NGLs Bbls/d – sold	751	—
Propane operations (in gallons)
Retail propane	88,738	86,435
Wholesale	19,601	18,309

(a)	EBITDA, as adjusted, is defined as the Partnership’s earnings before interest, taxes, depreciation, amortization and other non-cash items, such as compensation charges for unit issuances to employees, gain or loss on disposal of assets, and other expenses. We present EBITDA, as adjusted, on a Partnership basis, which includes both the general and limited partner interests. Non-cash compensation expense represents charges for the value of the Common Units awarded under the Partnership’s compensation plans that have not yet vested under the terms of those plans and are charges which do not, or will not, require cash settlement. Non-cash income or loss such as the gain or loss arising from our disposal of assets and discontinued operations is not included when determining EBITDA, as adjusted. EBITDA, as adjusted, (i) is not a measure of performance calculated in accordance with generally accepted accounting principles and (ii) should not be considered in isolation or as a substitute for net income, income from operations or cash flow as reflected in our consolidated financial statements.

EBITDA, as adjusted, is presented because such information is relevant and is used by management, industry analysts, investors, lenders and rating agencies to assess the financial performance and operating results of our fundamental business activities. Management believes that the presentation of EBITDA, as adjusted, is useful to lenders and investors because of its use in the natural gas and propane industries and for master limited partnerships as an indicator of the strength and performance of the Partnership’s ongoing business operations, including the ability to fund capital expenditures, service debt and pay distributions. Additionally, management believes that EBITDA, as adjusted, provides additional and useful information to our investors for trending, analyzing and benchmarking the operating results of our partnership from period to period as compared to other companies that may have different financing and capital structures. The presentation of EBITDA, as adjusted, allows investors to view our performance in a manner similar to the methods used by management and provides additional insight to our operating results.

EBITDA, as adjusted, is used by management to determine our operating performance, and along with other data as internal measures for setting annual operating budgets, assessing financial performance of our numerous business locations, as a measure for evaluating targeted businesses for acquisition and as a measurement component of incentive compensation. We have a large number of business locations located in different regions of the United States. EBITDA, as adjusted, can be a meaningful measure of financial performance because it excludes factors which are outside the control of the employees responsible for operating and managing the business locations, and provides information management can use to evaluate the performance of the business locations, or the region where they are located, and the employees responsible for operating them. Our EBITDA, as adjusted, includes non-cash compensation expense which is a non-cash expense item resulting from our unit based compensation plans that does not require cash settlement and is not considered during management’s assessment of the operating results of the our business. By adding these non-cash compensation expenses in EBITDA, as adjusted, allows management to compare our operating results to those of other companies in the same industry who may have compensation plans with levels and values of annual grants that are different than ours. Other expenses include other finance charges and other asset non-cash impairment charges that are reflected in our operating results but are not classified in interest, depreciation and amortization. We do not include gain or loss on the sale of assets when determining EBITDA, as adjusted, since including non-cash income or loss resulting from the sale of assets increases/decreases the performance measure in a manner that is not related to the true operating results of our business. In addition, our debt agreements contain financial covenants based on EBITDA, as adjusted.

There are material limitations to using a measure such as EBITDA, as adjusted, including the difficulty associated with using it as the sole measure to compare the results of one company to another, and the inability to analyze certain significant items that directly affect a company’s net income or loss. In addition, our calculation of EBITDA, as adjusted, may not be consistent with similarly titled measures of other companies and should be viewed in conjunction with measurements that are computed in accordance with GAAP. EBITDA, as adjusted, for the periods described herein is calculated in the same manner as presented by us. Management compensates for these limitations by considering EBITDA, as adjusted in conjunction with its analysis of other GAAP financial measures, such as gross profit, net income (loss), and cash flow from operating activities.